Exhibit 99.1

Contacts:	Lana Coliban (media)	Aldo Piscitello CFA (investors)
	Lana@Borrowmoney.com	Ir@aborrowmoney.com

The BorrowMoney.com Company Adds

Robert Carrington to Board of Directors

May 14, 2020 - The BorrowMoney.com Company (OTC: BWMY) (“BorrowMoney.com, Inc”) announced today the election of Robert Carrington to its Board of Directors. “We selected Robert because we value his deep financial acumen, his passion for technology and his strong belief in growing a better world,” said Ado Piscitello, Chairman of the Board of Directors. “These are the same qualities we value on our Board and within The BorrowMoney.com Company. We welcome Robert and look forward to gaining from his innovative and global perspective. I am confident that he will be a positive addition to our Board and to BorrowMoney.com.”

Robert

CAREER HIGHLIGHTS

Knights of Malta minister of Trade, finance and banking 2020

Experienced International banking executive with a demonstrated history of working in the banking industry globally. Skilled in Negotiation, Budgeting, Business Planning, and Banking. Certification in Banking, Corporate Finance, and Securities Law. A heart and desire to serve humanities greatest good. Basel 1,2,3,4 trained, Swift system certified, with a full understanding of global monetary compliance. I have represented several large institutional investors on mergers and acquisitions in several international locations on infrastructure projects. Expert in project finance and bank instrument leverage. Relationships at Hong Kong Monetary Authority, World Bank, AAIB, and Central Banks.

PROFESSIONAL EXPERIENCE

Investors Bank VP Market Manager

2018 – 2020

North Jersey Federal Credit Union

Director of Retail Banking

2016 - 2018

Energy International

CEO

2012- 2016

McAdoo Police Department

Police Officer - Detective

1995-2005

PA Department of Correction

1994-1995

EDUCATION

Bachelor of Science Degree, Penn State - Criminal Justice

Lackawanna College

Bucks county Community College

Commerce University

CERTIFICATIONS

Certified Commercial Lender and Financial Services Trainer

Certified Compliance Officer, AML, Finsen Commerce University

ASE Certified Commercial and Consuming Lending

Certified Emergency Medical Technician

Certified Municipal Police Officer